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                               PROXY AGREEMENT

        This Agreement is entered into as of May __, 1996 among Fortuna Acquisition Corp. ("FAC"), Strome-Susskind HedgeCap Fund, L.P. ("LP"), Strome HedgeCap, Limited ("Ltd.") and Strome Susskind Investment Management, L.P. ("SSIM").

        WHEREAS, LP and Ltd. have acquired (1) 245,400 shares and 81,800 shares, respectively (collectively, the "Shares"), of the no par capital stock (the "Stock") of KRUG International Corp., an Ohio corporation ("Krug"), and
(2) 45,713 and 15,244, respectively, of the warrants (the "Warrants") (convertible 1:1 into shares of the Stock) issued by Krug.

        WHEREAS, SSIM, as general partner and discretionary investment manager of LP and as discretionary investment manager of Ltd., has agreed to pay to FAC, out of SSIM's own resources, a finder's fee with respect to the acquisition of the Shares by LP and Ltd.

        NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

        1. LP and Ltd. (each an "Owner") each hereby constitutes and appoints FAC, and FAC's permitted assignee, as such Owner's true and lawful attorney, for such Owner and in such Owner's name, place and stead with full power of substitution until the termination of this Agreement pursuant to Paragraph 12 below, to vote, or otherwise give consents with respect to, as such Owner's proxy all of the Shares owned by such Owner (and any shares of Stock that may hereafter be acquired by such Owner through exercise of the Warrants, or any Stock split or Stock dividends) at any and all meetings, regular or special, of the stockholders of Krug, or any adjournments thereof, held during the term of this Agreement, in transacting any business as may come before such meetings, including, but not limited to, the election of directors, as fully as such Owner could do if personally present. FAC shall vote at its discretion on all matters which may come before such meetings. All previous proxies given by the Owners respecting the Shares are hereby revoked. This proxy shall be irrevocable until, and shall terminate upon, the termination of this Agreement pursuant to Paragraph 12 below.

        2. SSIM hereby agrees to pay FAC, out of SSIM's own resources, a finder's fee equal to 10% of all gains, if any, realized in cash by LP and Ltd. that are attributable to LP's and Ltd.'s respective investments in the Stock and Warrants. SSIM shall pay FAC its portion of any such realized gains within 30 days after such realization by LP and Ltd.

        3. SSIM, LP and Ltd. acknowledge and agree with FAC that during the term of this Agreement (a) with respect to their ownership of the Stock and Warrants, they shall be treated as a member of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")) that includes Fortuna Acquisition Partners, L.P. and FAC, and (b) they shall be included in such group's filings under Section 13(d) of the Act and under any similar provisions of applicable state law. The parties agree that FAC shall be responsible for making in a timely manner all filings (including, without limitation, all amended or supplemented filings) required to be made by such group under
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Section 13(d) of the Act and under any similar provisions of applicable state law during the term of this Agreement; provided, however, that FAC shall provide SSIM with a copy of each such proposed filing at least three business days in advance of the date on which such filing must be made with the appropriate regulatory authority, and no such filing shall be made if SSIM objects in writing to the form or substance of the filing.

        4. This Agreement shall not be assigned by any party without the prior written consent of the other parties, except that upon prior written notice to the other parties FAC may assign this Agreement to another entity with substantially the same ownership as FAC immediately prior to such assignment.

        5. Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

        6. FAC agrees to indemnify and hold harmless SSIM, LP and Ltd., and each of their respective affiliates, directors, officers, partners, shareholders, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against any losses, claims, damages, settlements, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses whether or not involving a third party) (collectively, "Claims") to the extent any such Claim arises out of or is based upon (a) any negligent or willful breach by FAC of a representation, warranty, covenant, or provision made by it or set forth in this Agreement; or, (b) any untrue statement of a material fact contained in any regulatory filing required to be made by FAC pursuant to Section 3 above (each a "Regulatory Filing"), and any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnification obligation set forth in Section 6(b) above shall not apply to statements in or omissions from any Regulatory Filing made in reliance upon and in conformity with information furnished to FAC in writing by SSIM expressly for use in such Regulatory Filing. FAC shall reimburse the persons indemnified hereunder for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such Claim.

        7. Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service to the other party at the following address or such other address as each party may give notice to the other:

                100 Wilshire Boulevard
                15th Floor
                Santa Monica, CA  90401

A notice given pursuant to this Section 7 shall be deemed given immediately when delivered personally, three (3) business days after the date of certified mailing, and one (1) business day after delivery by overnight courier service.

        8. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements fully executed and to be performed therein.

        9. This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.


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        10.  This Agreement may be modified or amended, and the terms of this
Agreement may be waived, only by a writing signed by each of the parties.

        11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

        12. This Agreement shall continue until the earlier to occur of (a) January 1, 2002, (b) this dissolution of Fortuna Acquisition Partners, L.P., or
(c) the date on which Ronald J. Vannuki is no longer both affiliated with Fortuna Advisors, Inc. (or its successor) and a registered representative of SSIM's broker-dealer affiliate. The provisions of Paragraph 6 above shall survive termination of this Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement through their duly authorized representatives as of the date first above written.


FORTUNA ACQUISITION CORP.                   STROME SUSSKIND INVESTMENT
                                            MANAGEMENT, L.P.

By:                                         By:  SSCO, Inc.
   ------------------------------                General Partner
   Ronald J. Vannuki,
   Chairman and Chief Executive Officer
                                                 By:
                                                     ----------------------
                                                     Jeffrey S. Lambert,
                                                     Chief Operating &
                                                     Financial Officer

STROME-SUSSKIND HEDGECAP                    STROME HEDGECAP, LTD.
FUND, L.P.

By:  STROME SUSSKIND                        BY:  STROME SUSSKIND
     INVESTMENT MANAGEMENT,                      INVESTMENT MANAGEMENT,
     L.P., General Partner                       L.P.

     By:  SSCO, Inc.                             By:  SSCO, Inc.
          General Partner                             General Partner

          By:                                         By:
             --------------------                         -----------------
             Jeffrey S. Lambert,                          Jeffrey S. Lambert,
             Chief Operating &                            Chief Operating &
             Financial Officer                            Financial Officer


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